                                                                    EXHIBIT 4.16






                                                              August 4, 2004



Capital Z Financial Services Fund II, L.P.                  Reservoir Capital Partners, L.P.
54 Thompson Street                                          c/o Reservoir Capital Group, L.L.C.
New York, NY 10012                                          650 Madison Avenue, 26th Floor
                                                            New York, NY 10022
Capital Z Financial Services Private
    Fund II, L.P.                                           Reservoir Capital Master Fund, L.P.
54 Thompson Street                                          c/o Reservoir Capital Group, L.L.C.
New York, NY 10012                                          650 Madison Avenue, 26th Floor
                                                            New York, NY 10022
RER Reinsurance Holdings, L.P.
777 Main Street, Suite 2250                                 Robert M. Stavis
Fort Worth, TX 76102                                        c/o Bessemer Venture Partners
                                                            1865 Palmer Avenue, Suite 104
SAB Capital Advisors, L.L.C.                                Larchmont, NY  10538
650 Madison Avenue, 26th Floor
New York, NY 10022


       Re: Certain Preferred Securities of PXRE Group Ltd. (the "Company")

Gentlemen:

         Reference is made to those certain Series A Convertible Voting Preferred Shares ("Series A Preferred Shares"), Series B Convertible Voting Preferred Shares ("Series B Preferred Shares"), Series C Convertible Voting Preferred Shares ("Series C Preferred Shares" and, with the Series A Preferred Shares and the Class B Preferred Shares, collectively, the "Preferred Shares") of the Company held by you on the date hereof; the Class A Convertible Voting Common Shares ("Class A Convertible Common Shares"), Class B Convertible Voting Common Shares ("Class B Convertible Common Shares"), Class C Convertible Voting Common Shares ("Class C Convertible Common Shares" and, with Class A Convertible Common Shares and the Class B Convertible Common Shares, collectively, the "Convertible Common Shares") into which the respective series of Preferred Shares are convertible.

         This letter will serve to confirm that each of you (each, a "Preferred Shareholder") does not intend to sell any Convertible Preferred Shares or Convertible Common Shares owned directly or indirectly by you pursuant to the shelf registration statement on Form S-3 (the "Registration Statement") which the Company is proposing to file with the Securities and Exchange Commission (the "SEC") on or about August 6, 2004, to register the Preferred Shares, the Convertible Common Shares and the common shares of the Company into which the Convertible Common Shares are convertible (the "Common Shares"), and that, in consideration of the Company's agreement to register for resale the Preferred Shares, the Convertible Common Shares and the Common Shares, each of you hereby agrees to not sell, offer for sale, assign or otherwise transfer to any third party any of such Preferred Shares (or Convertible Common Shares) in a public offering pursuant to the Registration Statement without the prior consent of the Company. Nothing herein shall, nor shall it be deemed to, in any manner whatsoever, (i) affect the timing of any election by any Preferred Shareholder to convert the Preferred Shares and the Convertible Common Shares, respectively, held by any Preferred Shareholder, or to sell the Common Shares issuable upon conversion of such Preferred Shares and Convertible Common Shares or engage in any other transaction with respect to such Common Shares or (ii) enter into any transaction not involving a public offering with respect to the Preferred Shares or Convertible Common Shares held by any Preferred Shareholder or (iii) enter into any transaction not pursuant to the Registration Statement, which decision in the case of clauses (i), (ii) and (iii) shall continue to be made solely in the discretion of each such Preferred Shareholder; provided, however, it is understood and agreed that no undertaking referenced in (i), (ii) or (iii) above is intended to expand the rights of the Preferred Shareholders under the terms of that certain Investment Agreement dated April 4, 2002 (the "Investment Agreement") entered into by the Company and the Preferred Shareholders named therein.

         Each of you hereby acknowledges the fact that this Agreement together with the specific terms hereof are subject to disclosure by the Company in the registration statement to be filed with the SEC with respect to the Preferred Shares, the Convertible Common Shares and the Common Shares, in any current or periodic report filed with the SEC or in any press release with respect thereto; provided, however that PXRE shall provide a copy of such disclosure to each Preferred Shareholder prior to the filing or publication of such disclosure and shall afford you a reasonable opportunity to provide any comments to such disclosure.

         This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. This Agreement supercedes any and all prior agreements (other than the Investment Agreement) with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be modified only pursuant to a written instrument executed by the Company and each of the other parties hereto.


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



         To evidence your agreement to the foregoing, please execute each of five copies of this letter Agreement in the spaces provided below, distributing a copy to each party hereto.

                                                      Very truly yours,

                                                      /s/ Jeffrey L. Radke
                                                      -----------------------

AGREED TO AND CONFIRMED:

CAPITAL Z FINANCIAL SERVICES
  FUND II, L.P.


By:  /s/ Roland Bernardon
     ------------------------------------------------
     Name:  Roland Bernardon
     Title: CFO


CAPITAL Z FINANCIAL SERVICES
PRIVATE FUND II, L.P.


By:  /s/ Roland Bernardon
     ------------------------------------------------
     Name:  Roland Bernardon
     Title: CFO


RESERVOIR CAPITAL PARTNERS, L.P.


By:  /s/ Craig Huff
     ------------------------------------------------
     Name:  Craig Huff
     Title:  President


RESERVOIR CAPITAL MASTER FUND, L.P.


By:  /s/ Craig Huff
     ------------------------------------------------
     Name:  Craig Huff
     Title:  President


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

RER REINSURANCE HOLDINGS, L.P.


By:  /s/ Richard E. Rainwater by Melissa Parrish
     --------------------------------------------
     Name:  Richard E. Rainwater by
              Melissa T. Parrish,
              Attorney-in-fact
     Title:  General Partner


SAB CAPITAL ADVISORS, L.L.C.


By:  /s/ Scott A. Bommer
     ------------------------------------------------
     Name:  Scott A. Bommer
     Title:  Managing Member


     /s/  Robert M. Stavis
     ------------------------------------------------
           Robert M. Stavis, an Individual


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